UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 7, 2016

HAEMONETICS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-14041	04-2882273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Wood Road, Braintree MA	02184
(Address of principal executive offices)	(Zip Code)
 Registrant’s telephone number, including area code  781-848-7100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 7, 2016, Haemonetics Corporation (the “Company”) modified the compensation of the Company’s Interim Chief Executive Officer, Ronald Gelbman, and its Chief Operating Officer, Kent Davies, to provide additional retention incentives during the ongoing review of the Company’s businesses and search for a permanent Chief Executive Officer.
Mr. Gelbman’s Employment Agreement dated September 29, 2016 was amended to provide for a retention payment of $715,000 for his continued service as Interim Chief Executive Officer. This payment will be made on the earlier of the August 31, 2016 or the permanent Chief Executive Officer’s commencement of employment. Mr. Gelbman is also eligible to receive an additional $200,000 if he is Interim Chief Executive Officer on July 21, 2016, as he would he not be eligible in that case to receive the annual equity grant available to independent Directors.
On March 9, 2016, the Company and Mr. Davies entered into an Employment Agreement which expires on December 31, 2016. The Agreement increases Mr. Davies’ annual salary to $1,030,000, but also provides that he will not receive a long-term incentive or equity grant. The Agreement expands his eligibility for severance benefits under his Executive Severance Agreement dated January 13, 2016 to allow for benefits in the event he resigns on December 31, 2016. Finally, the Agreement provides for payment of a pro-rata portion of his bonus if Mr. Davies is terminated without cause by the Company prior to the end of a fiscal year or he resigns on December 31, 2016. Mr. Davies’ target bonus in fiscal 2016 is $385,000.
As result of the expanded eligibility for severance payments under his Executive Severance Agreement, if Mr. Davies resigns from the Company effective December 31, 2016 or is terminated without cause prior to that date he will receive $515,000, continuation of his Company health benefits for one year, and a pro rata portion of his bonus, if any, based on the Company’s performance through the end of the fiscal quarter of Mr. Davies’ departure.
This summary does not purport to be complete and is qualified in its entirety by reference to the First Amendment to Mr. Gelbman’s Employment Agreement, attached as Exhibit 10.1, and Mr. Davies’ Employment Agreement, attached as Exhibit 10.2, each of which are incorporated by reference. The form of Executive Severance Agreement is Exhibit 10.2 to the Company’s Current Report on Form 8-K filed January 19, 2016.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d): Exhibits:

Exhibit Number	Exhibit Description
10.1	First Amendment to Employment Agreement dated March 7, 2016 by and between Haemonetics Corporation and Ronald Gelbman
10.2	Employment Agreement dated March 9, 2016 by and between Haemonetics Corporation and Kent Davies

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION
(Registrant)

Date: March 10, 2016	By	/s/ Sandra L. Jesse
Sandra L. Jesse
Executive Vice President and Chief Legal Officer